Exhibit 99.2

CERTIFICATIONS PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

        In connection with the Annual Report of The MasTec, Inc. 401(k) Retirement Savings Plan on Form 11-K for the period ending December 31, 2002 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Donald P. Weinstein, Executive Vice President - Chief Financial Officer of MasTec, Inc. and Senior Financial Officer who is a member of the Benefits Committee of MasTec, Inc., certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of my knowledge:

(1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: June 27, 2003	/s/ Donald P. Weinstein —————————————— Name: Donald P. Weinstein Title: Executive Vice President - Chief Financial Officer of MasTec, Inc. and Senior Financial Officer, MasTec Inc. Benefits Committee

A signed original of this written statement required by Section 906 of the Sarbanes Oxley Act has been provided to both the Plan-issuer, The MasTec, Inc. 401(k) Retirement Savings Plan, and to MasTec, Inc. and will be retained by both the Plan and by MasTec Inc. and furnished to the Securities and Exchange Commission or its staff upon request.